[PICTURE OF SCALES OF JUSTICE]   LAW OFFICES OF

                                C. TIMOTHY SMOOT
                                    Suite 174
                            23505 Crenshaw Boulevard
                        Torrance, California  90505-5221

   Telephone: 310/530-3366                        Telecopier: 310/530-2211
                                                  E-Mail: Smoot@earthlink.net





                               CONSENT OF COUNSEL



Material  Technologies,  Inc.
Suite  707
11661  San  Vicente  Boulevard
Los  Angeles,  CA  90049



     C. Timothy Smoot, Esq., hereby consents to the use of his opinion dated July 22, 1998, relating to Material Technologies, Inc., a Delaware cor-poration, filing an S-8 Registration Statement with the Securities and Exchange Commission to register 800,000 shares of Class A Common Stock of Material Technologies, Inc., ("Matech") and options to purchase such Shares under the Corporation's 1998 Stock Option Plan and to filing Amendments to the S-8 Registration Statement.



Torrance, California                                            C. Timothy Smoot
July 22, 1998                                         C. Timothy Smoot, Attorney


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